Exhibit 99.1
For Immediate Release
INVESTOR CONTACT:

Elizabeth Boland:	617-673-8000

MEDIA CONTACT:
Ilene Serpa:	617-673-8000
BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
FOURTH QUARTER 2007 FINANCIAL RESULTS
BOSTON, MA — (February 14, 2008) — Bright Horizons Family Solutions, Inc. (Nasdaq: BFAM) today announced financial results for the fourth quarter ended December 31, 2007.
Revenue for the fourth quarter of 2007 increased to $193.6 million from $181.3 million for the same quarter last year. During the fourth quarter the Company recorded $7 million in expenses directly related to the Company’s previously announced merger agreement to be acquired by an affiliate of Bain Capital Partners, LLC (the “acquisition related expenses”). As a result, net income and fully diluted earnings per share for the fourth quarter of 2007 were $5.2 million and $0.19 respectively, as compared to $11.0 million and $0.41 respectively in the fourth quarter of 2006. Excluding the costs associated with the pending acquisition, fourth quarter net income was $11.8 million resulting in earnings per diluted share of $0.44.
Revenue for the year ended December 31, 2007 increased 11% to $774.6 million from $697.9 million for the same period last year. Net income and fully diluted earnings per share for the full year 2007 were $39.1 million and $1.45 respectively, as compared to $41.7 million and $1.52 respectively for the year ended December 31, 2006. Excluding the previously mentioned $7 million in acquisition related expenses, net income for the full year of 2007 was $46.0 million resulting in earnings per fully diluted share of $1.71.
“We are pleased to report solid results this past quarter that position us well as we head into 2008,” said David Lissy, Chief Executive Officer. “During the fourth quarter we added five new centers and as we previously announced, on January 11 of this year we welcomed the nine Lipton Corporate Child Care centers to our network of back-up centers. The addition of these centers and their client sponsors further solidifies our position as the provider of choice for high-quality back-up care solutions to employers and their working families. Equally gratifying, earlier this month Bright Horizons was named for the ninth time as one of FORTUNE Magazine’s “100 Best Companies to Work for” in America. This prestigious recognition is a tribute to our talented and passionate team in our centers, schools, and offices who provide high-quality care, education, and support to the children, families and clients we serve.” As of December 31, 2007, the company operated 641 early care and education centers with the capacity to serve 71,000 children and families.
Bright Horizons Family Solutions will host an investor conference call today at 4:30 pm ET. The public and other interested parties are invited to listen to the conference call by dialing (913) 981-5582, conference ID # 4858257 and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy.

Replays of the entire call will be available through Friday, February 29, 2008 at (719) 457-0820, ID # 4858257. A webcast of the conference call will also be available through the Investor Relations section of the Company’s Web site, www.brighthorizons.com.
A copy of this press release is available on the Web site.
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Bright Horizons Family Solutions is the world’s leading provider of employer-sponsored child care, early education and work/life consulting services, managing more than 600 early care and family centers in the United States, the United Kingdom, Ireland and Canada. Bright Horizons serves more than 700 clients, including more than 95 FORTUNE 500 companies and 75 of the “100 Best Companies” as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine’s “100 Best Companies to Work For.”
This press release contains forward-looking statements which involve a number of risks and uncertainties. Bright Horizons Family Solutions’ actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company to 1) close on its previously announced merger agreement to be acquired by an affiliate of Bain Capital Partners, LLC., 2) execute contracts relating to new commitments, 3) enroll families in new as well as existing centers, and 4) open new centers and integrate acquisitions, as well as other factors that are discussed in detail in the Company’s filings with the Securities and Exchange Commission.

Bright Horizons Family Solutions
Selected Financial Information
(Unaudited)
(in thousands except per share data)

	Three months ended
	12/31/2007		12/31/2006
Revenue	$193,600	100.0%	$181,295	100.0%
Cost of services	152,739	78.9%	144,529	79.7%

Gross profit	40,861	21.1%	36,766	20.3%

Selling, general and administrative expenses	19,205	9.9%	16,948	9.4%
Acquisition-related expenses	6,750	3.5%	—	—
Amortization	1,194	0.6%	1,158	0.6%

Income from operations	13,712	7.1%	18,660	10.3%

Net interest expense	(104)	-0.1%	(436)	-0.2%

Income before income taxes	13,608	7.0%	18,224	10.1%

Income tax provision	(8,418)	-4.3%	(7,265)	-4.1%

Net income	$5,190	2.7%	$10,959	6.0%

Per share data:

Net income per share — basic	$0.20		$0.42

Weighted average number of common shares outstanding	26,098		26,037

Net income per share — diluted	$0.19		$0.41

Weighted average number of common and common equivalent shares	26,935		27,027

Bright Horizons Family Solutions
Fourth Quarter 2007 Supplemental Information
(Unaudited)
(in thousands except per share data)
Adjustment for Acquisition Related Expenses

The Company recognized certain administrative expenses in the fourth quarter of 2007, consisting primarily of fees earned by financial advisors and attorneys, directly associated with our previously announced agreement to be acquired by an affiliate of Bain Capital Partners, LLC. The Company believes that it is in the best interest of investors to present the following financial information on a proforma basis excluding the impact of these acquisition-related expenses in order to aid in the evaluation of the Company’s results on a basis comparable to previously reported periods.

	Three months ended 12/31/2007
		Adjustments
	Results	for Acquisition
	As	Related	Proforma
	Reported	Expenses	Results
Income from operations	$13,712	$6,750	$20,462
Net interest expense	(104)	—	(104)

Income before income taxes	13,608	6,750	20,358
Income tax provision	$(8,418)	$(121)	$(8,539)

Net income	$5,190	$6,629	$11,819

Net income per share — diluted	$0.19	$0.25	$0.44
Weighted average common shares — diluted	26,935	26,935	26,935
EBITDA (adjusted for acquisition-related expenses)

EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.

	Three months ended
	12/31/2007	12/31/2006
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$26,831	$24,021

Reconciliation of net income to EBITDA:
Net income, as reported	$5,190	$10,959
Add back income tax provision	8,418	7,265
Adjustment for acquisition related expenses	6,750	—
Add net interest expense	104	436

Income from operations	$20,462	$18,660
Add back depreciation	5,175	4,203
Add back amortization	1,194	1,158

EBITDA (adjusted for acquisition-related expenses)	$26,831	$24,021

Selected Financial Information
(Unaudited)
(in thousands except per share data)

	Twelve months ended
	12/31/2007		12/31/2006
Revenue	$774,601	100.0%	$697,865	100.0%

Cost of services	617,787	79.8%	559,591	80.2%

Gross profit	156,814	20.2%	138,274	19.8%

Selling, general and administrative expenses	72,178	9.3%	63,235	9.1%
Acquisition-related expenses	7,030	0.9%	—	—
Amortization	4,699	0.6%	3,376	0.4%

Income from operations	72,907	9.4%	71,663	10.3%

Net interest expense	(770)	-0.1%	(396)	-0.1%

Income before income taxes	72,137	9.3%	71,267	10.2%

Income tax provision	(33,003)	-4.2%	(29,544)	-4.2%

Net income	$39,134	5.1%	$41,723	6.0%

Per share data:

Net income per share — basic	$1.50		$1.58

Weighted average number of common shares outstanding	26,044		26,338

Net income per share — diluted	$1.45		$1.52

Weighted average number of common and common equivalent shares	26,925		27,391

Bright Horizons Family Solutions
Full Year 2007 Supplemental Information
(Unaudited)
(in thousands except per share data)
Adjustment for Acquisition Related Expenses

The Company recognized certain administrative expenses in the third and fourth quarters of 2007, consisting primarily of fees earned by financial advisors and attorneys, directly associated with our previously announced agreement to be acquired by an affiliate of Bain Capital Partners, LLC. The Company believes that it is in the best interest of investors to present the following financial information on a proforma basis excluding the impact of these acquisition-related expenses in order to aid in the evaluation of the Company’s results on a basis comparable to previously reported periods.

	Twelve months ended 12/31/2007
		Adjustments
	Results	for Acquisition
	As	Related	Proforma
	Reported	Expenses	Results
Income from operations	$72,907	$7,030	$79,937
Net interest expense	(770)	—	(770)

Income before income taxes	72,137	7,030	79,167
Income tax provision	(33,003)	(121)	(33,124)

Net Income	$39,134	$6,909	$46,043

Net income per share — diluted	$1.45	$0.26	$1.71
Weighted average common shares — diluted	26,925	26,925	26,925
EBITDA (Adjusted for acquisition-related expenses

EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies

	Twelve months ended
	12/31/2007	12/31/2006
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$103,676	$90,519

Reconciliation of net income to EBITDA:
Net income, as reported	$39,134	$41,723
Add back income tax provision	33,003	29,544
Adjustment for acquisition related expenses	7,030	—
Add net interest expense	770	396

Income from operations	$79,937	$71,663
Add back depreciation	19,040	15,480
Add back amortization	4,699	3,376

EBITDA (adjusted for acquisition-related expenses)	$103,676	$90,519